SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2019

South Beach Spirits, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36549	46-2084743
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

224 Datura St. #1015

West Palm Beach, FL 33401

(Address of principal executive offices) (Zip Code)

561-570-4301

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 8.01 Other Events

The new corporate address for the company is 224 Datura Street #1015, West Palm Beach, Fl 33401.

New Interim management of the company appointed Daniel Sobolewski as Interim CEO and Miro Zecevic as Corporate Advisor.

The new interim Company management has entered into a certain performance based agreement to seek out private operating companies for amalgamation.

The new preferred shareholder, Mina Mar Group has 10,000,000 Class A shares with super voting rights of 1-1000.

The Company has written off most of non-performing operations and has streamlined operations to nominal levels and eliminated negative cash flows.

The Company intends as part of the corporate turnaround plan to do a name change.

The Company has secured a $70,000 working capital loan from Emry Capital to restore operations as a going concern.

The Company has launched a new web site https://sbescorporate.com

https://twitter.com/CorporateSbes is the new Company official social media

All previous management, service providers board members of the Company have either resigned, or their services were terminated.

The Company files its periodic reports with SEC as a voluntary filer in its first steps towards becoming a rep and its current filings may or may not reflect on OTC Markets icon rank status.

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

South Beach Spirits, Inc.

Date: January 25, 2019	By:	/s/ Daniel Sobolewski
Daniel Sobolewski, Interim Chief Executive Officer

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